Dentsply Sirona Reports Fourth Quarter and Full Year 2016 Results

•	Full year 2016 revenues of $3.7 billion, up 40% compared to prior year; sales of the combined businesses [1] grew 3.6% excluding the effect of exchange rates

•	2016 GAAP EPS of $1.94, up 10.2%, and non-GAAP adjusted EPS of $2.78, a 6.1% increase

•	Q4 2016 GAAP EPS of $0.46 and non-GAAP adjusted EPS of $0.67

•	Initiates 2017 guidance: non-GAAP adjusted EPS in the range of $2.80 to $2.90 per diluted share

York, Pennsylvania, February 17, 2017 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (NASDAQ: XRAY), The Dental Solutions CompanyTM, today announced its financial results for the three and twelve months ended December 31, 2016.

Fourth Quarter 2016 Financial Results

Reported net sales of $996.5 million increased 48.5% compared to $671.1 million in the fourth quarter of 2015. For the three month period ended December 31, 2016, sales of the combined businesses1 grew 4.3% on a constant currency basis and internal growth2 was 1.8% which was negatively impacted by approximately 300 basis points of channel inventory reduction related to a change in distribution strategy in North America.

On a geographic basis, U.S. reported net sales of $329.0 million increased 48.2% compared to $222.0 million in the fourth quarter of 2015. During the three month period ended December 31, 2016. U.S. reported net sales, excluding precious metals, of $327.7 million increased 48.5% compared to $220.6 million in the fourth quarter of 2015. Sales of the combined U.S. businesses1 declined 5.1% on a constant currency basis with internal growth2 down 7.0% which was negatively impacted by approximately 850 basis points of channel inventory reduction related to a change in distribution strategy in North America.

Reported net sales in Europe of $402.4 increased 37.7% compared to $292.2 million. Reported net sales in Europe, excluding precious metals, increased 43.1% to $391.4 million compared to $273.6 million in the fourth quarter of 2015. Sales of the combined European businesses1 grew 7.9% on a constant currency basis with internal growth2 of 5.2% during the three month period ended December 31, 2016.

1“Sales of our combined businesses” combines the historical consolidated revenues of DENTSPLY and Sirona, giving effect to the merger as if it had been consummated on January 1, 2015.
2 For a reconciliation of constant currency growth to internal sales growth please see supplemental tables 1-3 at the end of the release.

Non-GAAP adjusted EPS, constant currency growth and internal growth and results are non-GAAP financial measures that exclude certain items. Please refer to the disclosure at the end of the release.

Reported net sales in Rest of World of $265.1 increased 69.0% compared to $156.9 million. Reported net sales in Rest of World, excluding precious metals, increased 73.7% to $263.5 million compared to $151.7 million in the fourth quarter of 2015. Sales of the Rest of World combined businesses1 grew 12.5% on a constant currency basis with internal growth2 of 9.4% during the three month period ended December 31, 2016.

Reported net sales in the Dental and Healthcare Consumables segment of $513.3 million increased 5.6% from $485.9 million. Reported net sales, excluding precious metals, increased by 8.4% to $499.5 million in the fourth quarter of 2016. Sales of the combined businesses1 for Dental and Healthcare Consumables grew 3.4% on a constant currency basis with internal growth2 of 3.5% during the three month period ended December 31, 2016.

Reported net sales for Technologies increased by 160.9% to $483.2 million. Reported net sales for Technologies, excluding precious metals, increased by 161.0% to $483.1 million in the fourth quarter of 2016. This increase is due to the consolidation of the Sirona businesses for three months. For the three month period ended December 31, 2016, sales of the combined businesses1 for Technologies grew 5.2% on a constant currency basis and internal growth2 of the combined businesses was flat. Internal growth was negatively impacted by approximately 650 basis points related to channel inventory reduction.

Net income attributable to Dentsply Sirona for the fourth quarter of 2016 was $107.0 million, or $0.46 per diluted share, compared to $58.6 million, or $0.41 per diluted share in the fourth quarter of 2015. On an adjusted basis, excluding certain items, non-GAAP net earnings per diluted share were $0.67 compared to $0.65 in the fourth quarter of 2015. A reconciliation of the non-GAAP measures to earnings per share calculated on a US-GAAP basis is provided in the attached table.

Full Year 2016 Financial Results

Reported net sales of $3,745.3 million increased 40.0% compared to $2,674.3 million in 2015. Reported net sales, excluding precious metals, of $3.68 billion increased 42.6% compared to $2.58 billion in 2015. For the twelve month period ended December 31, 2016, sales of the combined businesses1 grew 3.6% at constant currency exchange rates and internal growth2 was 2.4% which was negatively impacted by around 50 basis points related to channel inventory reduction.

On a geographic basis, U.S. reported net sales of $1,311.6 million increased 35.8% compared to $965.9 million in 2015. U.S. reported net sales, excluding precious metals, of $1.31 billion increased 36.3% compared to $958.8 million in 2015. Sales of the combined businesses1 grew 1.0% on a constant currency basis with internal growth2 down 0.9%, which was negatively impacted by over 100 basis points related to channel inventory reduction.

Reported net sales in Europe of $1,463.2 million increased 30.0% compared to $1,125.7 million in 2015. Reported net sales in Europe, excluding precious metals, increased 33.5% to $1.42 billion compared to $1.07 billion in 2015. Sales of the combined businesses1 grew 3.2% on a constant currency basis with internal growth2 of 2.9% during the twelve month period ended December 31, 2016.

Reported net sales in Rest of World of $970.5 million increased 66.6% compared to $582.7 million in 2015. Reported net sales in Rest of World, excluding precious metals, increased 71.0% to $952.9 million compared to $557.4 million in 2015. Sales of the combined businesses1 grew 8.2% on a constant currency basis with internal growth2 of 6.6% during the twelve month period ended December 31, 2016.

Reported net sales in the Dental and Healthcare Consumables segment of $2,058.1 million increased 5.0% from $1,961.0 million. Net sales, excluding precious metals, increased by 6.7% to $1.99 billion in the 2016. Sales of the combined businesses1 for Dental and Healthcare Consumables grew 2.7% on a constant currency basis with internal growth2 of 2.9% during the twelve month period ended December 31, 2016.

Reported net sales for Technologies increased by 136.5% to $1.69 billion in 2016. This increase reflects the consolidation of the Sirona businesses for twelve months. For the twelve month period ended December 31, 2016, sales of the combined businesses1 for Technologies grew 4.6% on a constant currency basis and internal growth2 of the combined businesses was 1.8%. Internal growth was negatively impacted by over 125 basis points related to inventory reduction in North America.

Net income attributable to Dentsply Sirona for 2016 was $429.9 million, or $1.94 per diluted share, compared to $251.2 million, or $1.76 per diluted share in 2015. On an adjusted basis, excluding certain items, net earnings per diluted share were $2.78 compared to $2.62 in 2015. A reconciliation of the non-GAAP measures to earnings per share calculated on a US-GAAP basis is provided in the attached table.

Jeffrey T. Slovin, Dentsply Sirona’s Chief Executive Officer commented: “In 2016 we completed our historic merger to create Dentsply Sirona, The Dental Solutions CompanyTM. Our integration is on track and our ability to deliver on strategic objectives and capture synergies enabled us to overcome dealer inventory reduction in the fourth quarter related to a change in distribution strategy in North America. We accelerated growth in the fourth quarter, led by Dental and Healthcare Consumables growth of 3.5% and finished at the upper end of our guidance range with adjusted EPS of $2.78.”

Mr. Slovin continued: “2017 will be a pivotal year for Dentsply Sirona as we move from integration to transformation. In North America, we are re-defining and broadening our go to market strategy. While the transition will create a headwind in the first half of the year, the new strategy will expand our access to the market and accelerate the adoption of our technologies in the second half of the year and beyond. At the International Dental Show, we will showcase over fifty innovations and new products that will shape the industry for years to come.”

Mr. Slovin concluded: “In addition to the continuing integration benefits and the short-term headwind from implementation of our go to market strategy in North America, our guidance for 2017 also reflects the negative impacts of foreign exchange and share count associated with the merger. Based on these factors, we are establishing guidance for 2017 non-GAAP earnings within the range of $2.80 to $2.90 per diluted share, with earnings growth significantly stronger in the back half of the year.”

Guidance for 2017^

Management adjusted EPS for 2017 in the range of $2.80 to $2.90 per diluted share.

Conference Call/Webcast Information

Dentsply Sirona’s management team will host an investor conference call and live webcast today at 9:30 am EST. A presentation related to the call will be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial 877-874-1571 for domestic calls, or (719) 325-4874 for international calls. The Conference ID # is 6233577. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), replay passcode # 6233577.

About Dentsply Sirona:

Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 130-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company™, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply Sirona’s global headquarters is located in York, Pennsylvania, and the international headquarters is based in Salzburg, Austria. The company’s shares are listed in the United States on NASDAQ under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:

Joshua Zable, IRC
VP, Investor Relations and Corporate Communications
+1-718-482-2184
joshua.zable@dentsplysirona.com

Derek Leckow, IRC
VP, Investor Relations
+1-717-849-7863
derek.leckow@dentsplysirona.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "project," "forecast," or other similar words. Statements contained in this press release are based on information presently available to the Company and assumptions that the Company believe to be reasonable. The Company is not assuming any duty to update this information if those facts change or if the assumptions are no longer believed to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. These risk factors include, without limitation; risks that the new businesses will not be integrated successfully; risks that the combined companies will not realize the estimated cost savings, synergies and growth, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; unanticipated changes relating to competitive factors in the industries in which the Company operates; the ability to hire and retain key personnel; reliance on and integration of information technology systems; international, national or local economic, social or political conditions that could adversely affect the Company or its customers; risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; the ability to attract new customers and retain existing customers in the manner anticipated; the continued strength of dental and medical device markets; the timing, success and market reception for our new and existing products; uncertainty regarding governmental actions with respect to dental and medical products; outcome of litigation and/or governmental enforcement actions; volatility in the capital markets or changes in our credit ratings; continued support of our products by influential dental and medical professionals; our ability to successfully integrate acquisitions; risks associated with foreign currency exchange rates; risks associated with our competitors' introduction of generic or private label products; our ability to accurately predict dealer and customer inventory levels; our ability to successfully realize the benefits of any cost reduction or restructuring efforts; our ability to obtain a supply of certain finished goods and raw materials from third parties; changes in the general economic environment that could affect the business; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to Dentsply Sirona to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

The principal measurements used by the Company in evaluating its business are: (1) constant currency sales growth by segment and geographic region; (2) internal sales growth by segment and geographic region; and (3) adjusted operating income and margins of each reportable segment, which excludes the impacts of purchase accounting, corporate expenses, and certain other items to enhance the comparability of results period to period. These principal measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-US GAAP measures. These non-US GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

The Company defines “constant currency sales growth” as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency average foreign exchange rate for each month of the prior period, for the currencies in which the Company does business.

The Company defines “internal sales growth” as constant currency sales growth excluding the impacts of net acquisitions and divestitures, merger accounting impacts and discontinued products.

Management also believes that the presentation of net sales, excluding precious metal content, provides useful information to investors because a portion of Dentsply Sirona’s net sales is comprised of sales of precious metals generated through sales of the Company’s precious metal dental alloy products, which are used by third parties to construct crown and bridge materials. Due to the fluctuations of precious metal prices and because the cost of the precious metal content of the Company’s sales is largely passed through to customers and has minimal effect on earnings, Dentsply Sirona reports net sales both with and without precious metal content to show the Company’s performance independent of precious metal price volatility and to enhance comparability of performance between periods. The Company uses its cost of precious metal purchased as a proxy for the precious metal content of sales, as the precious metal content of sales is not separately tracked and invoiced to customers. The Company believes that it is reasonable to use the cost of precious metal content purchased in this manner since precious metal dental alloy sale prices are typically adjusted when the prices of underlying precious metals change.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the impact of the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or product lines. In addition, this category includes the roll off to the consolidated statement of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate’s equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

^Our guidance is presented on a non-GAAP basis, as it does not include the impact of prospective acquisitions, acquisitions announced but not yet closed and other non-GAAP items, including restructuring costs, many of which are difficult to predict. Therefore, we cannot provide a full reconciliation of these measures. The Company is unable at this time to address the probable significance of all of the unavailable information.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales	$996.5	$671.1	$3,745.3	$2,674.3
Net sales, excluding precious metal content	982.6	645.9	3,681.0	2,581.5

Cost of products sold	455.0	296.4	1,744.4	1,157.1

Gross profit	541.5	374.7	2,000.9	1,517.2
% of Net sales	54.3%	55.8%	53.4%	56.7%
% of Net sales, excluding precious metal content	55.1%	58.0%	54.4%	58.8%

Selling, general and administrative expenses	399.7	267.8	1,523.0	1,077.3

Restructuring and other costs	7.6	13.8	23.2	64.7

Operating income	134.2	93.1	454.7	375.2
% of Net sales	13.5%	13.9%	12.1%	14.0%
% of Net sales, excluding precious metal content	13.7%	14.4%	12.4%	14.5%

Net interest and other expense	1.7	20.8	13.8	45.5

Income before income taxes	132.5	72.3	440.9	329.7

Provision for income taxes	24.6	13.8	9.5	77.0

Equity in net income (loss) of
unconsolidated affiliated company	—	0.1	—	(1.6)

Net income	107.9	58.6	431.4	251.1
% of Net sales	10.8%	8.7%	11.5%	9.4%
% of Net sales, excluding precious metal content	11.0%	9.1%	11.7%	9.7%

Less: Net income (loss) attributable to noncontrolling
interests	0.9	—	1.5	(0.1)

Net income attributable to Dentsply Sirona	$107.0	$58.6	$429.9	$251.2

% of Net sales	10.7%	8.7%	11.5%	9.4%
% of Net sales, excluding precious metal content	10.9%	9.1%	11.7%	9.7%

Earnings per common share:
Basic	$0.46	$0.42	$1.97	$1.79
Diluted	$0.46	$0.41	$1.94	$1.76

Cash dividends declared per common share	$0.0775	$0.0725	$0.3100	$0.2900

Weighted average common shares outstanding:
Basic	230.7	140.0	218.0	140.0
Diluted	234.2	142.9	221.6	142.5

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	December 31, 2016	December 31, 2015
Assets

Current Assets:

Cash and cash equivalents	$383.9	$284.6
Accounts and notes receivable-trade, net	636.0	399.9
Inventories, net	517.1	340.4
Prepaid expenses and other current assets, net	345.6	171.8
Total Current Assets	1,882.6	1,196.7

Property, plant and equipment, net	799.8	558.8
Identifiable intangible assets, net	2,957.6	600.7
Goodwill, net	5,952.0	1,987.6
Other noncurrent assets, net	64.1	59.1

Total Assets	$11,656.1	$4,402.9

Liabilities and Equity

Current liabilities	$771.0	$476.0
Long-term debt	1,511.1	1,141.0
Deferred income taxes	848.6	160.3
Other noncurrent liabilities	399.5	286.2
Total Liabilities	3,530.2	2,063.5

Total Dentsply Sirona Equity	8,114.3	2,338.0
Noncontrolling interests	11.6	1.4
Total Equity	8,125.9	2,339.4

Total Liabilities and Equity	$11,656.1	$4,402.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:

Net income	$431.4	$251.1

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	116.6	79.1
Amortization	155.1	43.8
Amortization of deferred financing costs	4.5	11.3
Deferred income taxes	(110.1)	27.4
Share-based compensation expense	41.3	25.6
Restructuring and other costs - non-cash	9.7	43.3
Excess tax benefits from share-based compensation	(12.7)	(11.6)
Equity in net loss from unconsolidated affiliates	—	1.6
Other non-cash income	(32.0)	(13.1)
Loss on disposal of property, plant and equipment	2.8	0.8
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	(75.1)	(0.9)
Inventories, net	65.4	32.1
Prepaid expenses and other current assets, net	(32.4)	(9.5)
Other noncurrent assets, net	2.6	3.3
Accounts payable	7.2	8.8
Accrued liabilities	(12.2)	(4.7)
Income taxes	(7.7)	(8.1)
Other noncurrent liabilities	9.0	17.1

Net cash provided by operating activities	563.4	497.4

Cash flows from investing activities:

Capital expenditures	(125.0)	(72.0)
Cash assumed in Sirona merger	522.3	—
Cash paid for acquisitions of businesses and equity investments	(341.8)	(54.0)
Cash received from sale of business	6.1	—
Cash received on derivatives contracts	20.1	30.7
Cash paid on derivatives contracts	(17.1)	(6.3)
Expenditures for identifiable intangible assets	(1.1)	—
Purchase of short-term investments	(6.8)	—
Proceeds from redemption of Corporate Bonds	—	47.7
Purchase of Company-owned life insurance policies	(1.7)	(1.4)
Proceeds from sale of property, plant and equipment, net	5.0	0.4

Net cash provided by (used in) investing activities	60.0	(54.9)

Cash flows from financing activities:

Decrease in short-term borrowings	(44.1)	(2.2)
Cash paid for treasury stock	(813.9)	(112.7)
Cash dividends paid	(64.6)	(40.0)
Cash paid for acquisition of noncontrolling interests of consolidated subsidiary	(0.4)	(80.5)
Proceeds from long-term borrowings, net of deferred financing cost	1,220.6	152.9
Payments on long-term borrowings	(877.5)	(267.5)
Proceeds from exercised stock options	41.0	35.5
Excess tax benefits from share-based compensation	12.7	11.6

Net cash used in financing activities	(526.2)	(302.9)

Effect of exchange rate changes on cash and cash equivalents	2.1	(6.6)

Net increase in cash and cash equivalents	99.3	133.0

Cash and cash equivalents at beginning of period	284.6	151.6

Cash and cash equivalents at end of period	$383.9	$284.6

Schedule of non-cash investing activities
Merger financed by common stock	$6,256.2	$—
Interest paid, net of amounts capitalized	$36.7	$54.9
Income taxes paid	$112.3	$71.4

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions)
(unaudited)

Segment Operating Income

The following tables set forth information about the Company’s segments adjusted operating income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Dental and Healthcare Consumables	$127.7	$108.1	$544.5	$470.1
Technologies	99.4	31.6	355.1	93.7
Segment adjusted operating income before income taxes and interest	227.1	139.7	899.6	563.8

Reconciling items (income) expense:
All Other	38.1	21.4	261.3	78.4
Restructuring and other costs	7.6	13.8	23.2	64.7
Interest expense	9.0	25.8	35.9	55.9
Interest income	(0.6)	(0.4)	(2.0)	(2.2)
Other expense (income), net	(6.6)	(4.6)	(20.1)	(8.2)
Amortization of intangible assets	45.7	11.0	155.4	43.7
Depreciation resulting from the fair value step-up of property, plant and equipment from business combinations	1.4	0.4	5.0	1.8
Income before income taxes	$132.5	$72.3	$440.9	$329.7

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Three Months Ended December 31, 2016
Operating Income (Loss)

Operating Income	$134.2
Percentage of Net Sales, Excluding Precious Metal Content	13.7%
Amortization of Purchased Intangible Assets	45.6
Business Combination Related Costs and Fair Value Adjustments	16.3
Restructuring Program Related Costs and Other Costs	9.0
Credit Risk and Fair Value Adjustments	1.3
Adjusted Non-US GAAP Operating Income	$206.4
Percentage of Net Sales, Excluding Precious Metal Content	21.0%

Three Months Ended December 31, 2015
Operating Income (Loss)

Operating Income	$93.1
Percentage of Net Sales, Excluding Precious Metal Content	14.4%
Restructuring Program Related Costs and Other Costs	15.2
Amortization of Purchased Intangible Assets	11.0
Business Combination Related Costs and Fair Value Adjustments	7.4
Credit Risk and Fair Value Adjustments	2.0
Adjusted Non-US GAAP Operating Income	$128.7
Percentage of Net Sales, Excluding Precious Metal Content	19.9%

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Year Ended December 31, 2016
Operating Income (Loss)

Operating Income	$454.7
Percentage of Net Sales, Excluding Precious Metal Content	12.4%
Business Combination Related Costs and Fair Value Adjustments	161.8
Amortization of Purchased Intangible Assets	155.3
Restructuring Program Related Costs and Other Costs	27.1
Credit Risk and Fair Value Adjustments	5.3
Adjusted Non-US GAAP Operating Income	$804.2
Percentage of Net Sales, Excluding Precious Metal Content	21.8%

Year Ended December 31, 2015
Operating Income (Loss)

Operating Income	$375.2
Percentage of Net Sales, Excluding Precious Metal Content	14.5%
Restructuring Program Related Costs and Other Costs	81.1
Amortization of Purchased Intangible Assets	43.7
Business Combination Related Costs and Fair Value Adjustments	13.1
Credit Risk and Fair Value Adjustments	8.0
Adjusted Non-US GAAP Operating Income	$521.1
Percentage of Net Sales, Excluding Precious Metal Content	20.2%

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to Dentsply Sirona and on a per diluted common share basis to the non-US GAAP financial measures.

Three Months Ended December 31, 2016
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to Dentsply Sirona	$107.0	$0.46
Pre-tax non-US GAAP adjustments:
Amortization of purchased intangible assets	45.6
Business combination related costs and fair value adjustments	16.3
Restructuring program related costs and other costs	3.8
Credit risk and fair value adjustments	1.1
Tax impact of the pre-tax non-US GAAP adjustments (a)	(7.6)
Subtotal non-US GAAP adjustments	59.2	0.25
Income tax related adjustments	(8.1)	(0.04)
Adjusted Non-US GAAP Net Income Attributable to Dentsply Sirona	$158.1	$0.67

Three Months Ended December 31, 2015
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to Dentsply Sirona	$58.6	$0.41
Pre-tax non-US GAAP adjustments:
Restructuring program related costs and other costs	27.0
Amortization of purchased intangible assets	11.0
Business combination related costs and fair value adjustments	7.6
Credit risk and fair value adjustments	2.6
Tax impact of the pre-tax non-US GAAP adjustments (a)	(17.4)
Subtotal non-US GAAP adjustments	30.8	0.22
Income tax related adjustments	3.2	0.02
Adjusted Non-US GAAP Net Income Attributable to Dentsply Sirona	$92.6	$0.65

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-US GAAP adjustments were generated.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to Dentsply Sirona and on a per diluted common share basis to the non-US GAAP financial measures.

Year Ended December 31, 2016
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to Dentsply Sirona	$429.9	$1.94
Pre-tax non-US GAAP adjustments:
Business combination related costs and fair value adjustments	162.2
Amortization of purchased intangible assets	155.3
Restructuring program related costs and other costs	17.0
Credit risk and fair value adjustments	5.8
Tax impact of the pre-tax non-US GAAP adjustments (a)	(79.6)
Subtotal non-US GAAP adjustments	260.7	1.17
Income tax related adjustments	(73.5)	(0.33)
Adjusted Non-US GAAP Net Income Attributable to Dentsply Sirona	$617.1	$2.78

Year Ended December 31, 2015
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to Dentsply Sirona	$251.2	$1.76
Pre-tax non-US GAAP adjustments:
Restructuring program related costs and other costs	92.9
Amortization of purchased intangible assets	43.7
Business combination related costs and fair value adjustments	13.3
Credit risk and fair value adjustments	8.3
Certain fair value adjustments related to an unconsolidated affiliated company	(2.8)
Tax impact of the pre-tax non-US GAAP adjustments (a)	(39.8)
Subtotal non-US GAAP adjustments	115.6	0.82
Income tax related adjustments	6.3	0.04
Adjusted Non-US GAAP Net Income Attributable to Dentsply Sirona	$373.1	$2.62

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-US GAAP adjustments were generated.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Three Months Ended December 31, 2016
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$132.5	$(24.6)	18.6%
Amortization of Purchased Intangible Assets	45.6	(13.1)
Business Combination Related Costs and Fair Value Adjustments	16.3	3.9
Restructuring Program Related Costs and Other Costs	3.8	1.9
Credit Risk and Fair Value Adjustments	1.1	(0.3)
Income Tax Related Adjustments	—	(8.1)
As Adjusted - Non-US GAAP Operating Results	$199.3	$(40.3)	20.2%

Three Months Ended December 31, 2015
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$72.3	$(13.8)	19.1%
Restructuring Program Related Costs and Other Costs	27.0	(12.5)
Amortization of Purchased Intangible Assets	11.0	(3.3)
Business Combination Related Costs and Fair Value Adjustments	7.6	(0.8)
Credit Risk and Fair Value Adjustments	2.6	(0.8)
Income Tax Related Adjustments	—	3.2
As Adjusted - Non-US GAAP Operating Results	$120.5	$(28.0)	23.2%

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Year Ended December 31, 2016
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$440.9	$(9.5)	2.2%
Business Combination Related Costs and Fair Value Adjustments	162.2	(29.6)
Amortization of Purchased Intangible Assets	155.3	(45.0)
Restructuring Program Related Costs and Other Costs	17.0	(3.2)
Credit Risk and Fair Value Adjustments	5.8	(1.8)
Income Tax Related Adjustments	—	(73.5)
As Adjusted - Non-US GAAP Operating Results	$781.2	$(162.6)	20.8%

Year Ended December 31, 2015
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$329.7	$(77.0)	23.4%
Restructuring Program Related Costs and Other Costs	92.9	(24.3)
Amortization of Purchased Intangible Assets	43.7	(13.2)
Business Combination Related Costs and Fair Value Adjustments	13.3	(1.0)
Credit Risk and Fair Value Adjustments	8.3	(2.4)
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company	(5.2)	1.1
Income Tax Related Adjustments	—	6.3
As Adjusted - Non-US GAAP Operating Results	$482.7	$(110.5)	22.9%

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three month period ended December 31, 2016, sales of our combined businesses grew 4.3% on a constant currency basis. This includes a benefit of 2.7% from net acquisitions and was unfavorably impacted by discontinued products by approximately 20 basis points, which results in internal sales growth of 1.8%. Net sales, excluding precious metal content, were negatively impacted by approximately 70 basis points due to the strengthening of the U.S. dollar over the prior year period. A reconciliation of reported net sales to net sales, excluding precious metal content, of the combined business is as follows:

	Three Months Ended December 31,
(in millions, except percentages)	2016	2015	Variance %

Net sales	$996.5	$671.1	48.5%
Less: precious metal content of sales	13.9	25.2	(44.8%)
Net sales, excluding precious metal content	982.6	645.9	52.1%
Sirona net sales (a)	—	304.2	NM
Merger related adjustments (b)	1.5	—	NM
Elimination of intercompany net sales	—	(0.5)	NM
Non-US GAAP combined business, net sales, excluding precious metal content	$984.1	$949.6	3.6%
Foreign exchange impact			(0.7%)
Constant currency growth			4.3%
Net acquisitions			2.7%
Discontinued products			(0.2%)
Internal sales growth			1.8%
(a) Represents Sirona sales for the quarter ended December 31, 2015.
(b) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-U.S. GAAP combined business results comparable.
NM - Not meaningful

For the year ended December 31, 2016, sales of our combined businesses grew 3.6% on a constant currency basis. This includes a benefit of 1.7% from net acquisitions and was unfavorably impacted by discontinued products by approximately 50 basis points, which leads to internal growth of 2.4%. Net sales, excluding precious metal content, were negatively impacted by approximately 90 basis points due to the strengthening of the U.S. dollar over the prior year period. A reconciliation of reported net sales to net sales, excluding precious metal content, of the combined business for the year ended December 31, 2016 and 2015, respectfully, is as follows:

	Year Ended December 31,
(in millions, except percentages)	2016	2015	Variance %

Net sales	$3,745.3	$2,674.3	40.0%
Less: precious metal content of sales	64.3	92.8	(30.7%)
Net sales, excluding precious metal content	3,681.0	2,581.5	42.6%
Sirona net sales (a)	160.7	1,172.5	NM
Merger related adjustments (b)	13.5	—	NM
Elimination of intercompany net sales	(0.5)	(2.3)	NM
Non-US GAAP combined business, net sales, excluding precious metal content	$3,854.7	$3,751.7	2.7%
Foreign exchange impact			(0.9%)
Constant currency growth			3.6%
Net acquisitions			1.7%
Discontinued products			(0.5%)
Internal sales growth			2.4%
(a) Represents Sirona sales for the year ended December 31, 2015.
(b) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-U.S. GAAP combined business results comparable.
NM - Not meaningful

In the United States, for the three month period ended December 31, 2016, sales of our combined businesses declined 5.1% on a constant currency basis. This includes a benefit of 1.9% from net acquisitions, which results in a negative internal sales growth rate of 7.0%. This was driven by lower sales in the Technologies segment and was the result of lower purchases by a dealer compared to the prior period.

In Europe, for the three month period ended December 31, 2016, sales of our combined businesses grew 7.9% on a constant currency basis. This includes a benefit of 3.1% from net acquisitions and was unfavorably impacted by discontinued products by approximately 40 basis points, which results in internal sales growth of 5.2%. Net sales, excluding precious metal content, were negatively impacted by approximately 1.2% due to the strengthening of the U.S. dollar over the prior year period. Internal sales growth in this region was led by the Dental and Healthcare Consumables segment.

In Rest of World, for the three month period ended December 31, 2016, sales of our combined businesses grew 12.5% on a constant currency basis. This includes a benefit of 3.3% from net acquisitions and was unfavorably impacted by discontinued products by approximately 20 basis points, which results in internal sales growth of 9.4%. Net sales, excluding precious metal content, were negatively impacted by approximately 90 basis points due to the strengthening of the U.S. dollar over the prior year period. Internal sales growth in the Rest of World region was primarily driven by higher demand in the Technologies segment.

	Three Months Ended December 31, 2016				Q4 2016 Growth				Three Months Ended December 31, 2015
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$329.0	$402.4	$265.1	$996.5	48.2%	37.7%	69.0%	48.5%	$222.0	$292.2	$156.9	$671.1
Less: precious metal content of sales	1.3	11.0	1.6	13.9					1.4	18.6	5.2	25.2
Net sales, excluding precious metal content	327.7	391.4	263.5	982.6	48.5%	43.1%	73.7%	52.1%	220.6	273.6	151.7	645.9
Sirona net sales (a)	—	—	—	—					125.5	93.9	84.8	304.2
Merger related adjustments (b)	1.0	0.5	—	1.5					—	—	—	—
Elimination of intercompany net sales	—	—	—	—					—	(0.5)	—	(0.5)
Non-US GAAP combined business, net sales, excluding precious metal content	$328.7	$391.9	$263.5	$984.1	(5.1%)	6.7%	11.6%	3.6%	$346.1	$367.0	$236.5	$949.6
Foreign exchange impact					—%	(1.2%)	(0.9%)	(0.7%)
Constant currency growth					(5.1%)	7.9%	12.5%	4.3%
Net acquisitions					1.9%	3.1%	3.3%	2.7%
Discontinued products					—%	(0.4%)	(0.2%)	(0.2%)
Internal sales growth					(7.0%)	5.2%	9.4%	1.8%
(a) Represents Sirona sales for the quarter ended December 31, 2015.
(b) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-U.S. GAAP combined business results comparable.

In the United States, for the year ended December 31, 2016, sales of our combined businesses grew 1.0% on a constant currency basis. This includes a benefit of 2.3% from net acquisitions and was unfavorably impacted by discontinued products by approximately 40 basis points, which results in a negative internal sales growth rate of 0.9%. This was driven by lower sales in the Technologies segment and was the result of lower purchases by a dealer compared to the prior period.

In Europe, for the year ended December 31, 2016, sales of our combined businesses grew 3.2% on a constant currency basis. This includes a benefit of 1.0% from net acquisitions and was unfavorably impacted by discontinued products by approximately 70 basis points, which results in internal growth of 2.9%. Net sales, excluding precious metal content, were negatively impacted by approximately 1.5% due to the strengthening of the U.S. dollar over the prior year period. Internal sales growth in this region was primarily driven by higher demand in the Dental and Healthcare Consumables segment.

In Rest of World, for the year ended December 31, 2016, sales of our combined businesses grew 8.2% on a constant currency basis. This includes a benefit of 1.9% from net acquisitions and was unfavorably impacted by discontinued products by approximately 30 basis points, which results in internal growth of 6.6%. Net sales, excluding precious metal content, were negatively impacted by approximately 1.2% due to the strengthening of the U.S. dollar over the prior year period. Internal sales growth in this region was driven by higher demand in both segments led by the Technologies segment.

	Year Ended December 31, 2016				2016 Growth				Year Ended December 31, 2015
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$1,311.6	$1,463.2	$970.5	$3,745.3	35.8%	30.0%	66.6%	40.0%	$965.9	$1,125.7	$582.7	$2,674.3
Less: precious metal content of sales	5.2	41.5	17.6	64.3					7.1	60.4	25.3	92.8
Net sales, excluding precious metal content	1,306.4	1,421.7	952.9	3,681.0	36.3%	33.5%	71.0%	42.6%	958.8	1,065.3	557.4	2,581.5
Sirona net sales (a)	60.5	59.4	40.8	160.7					406.4	394.0	372.1	1,172.5
Merger related adjustments (b)	11.9	1.6	—	13.5					—	—	—	—
Elimination of intercompany net sales	(0.1)	(0.4)	—	(0.5)					(0.1)	(2.2)	—	(2.3)
Non-US GAAP combined business, net sales, excluding precious metal content	$1,378.7	$1,482.3	$993.7	$3,854.7	1.0%	1.7%	7.0%	2.7%	$1,365.1	$1,457.1	$929.5	$3,751.7
Foreign exchange impact					—%	(1.5%)	(1.2%)	(0.9%)
Constant currency growth					1.0%	3.2%	8.2%	3.6%
Net acquisitions					2.3%	1.0%	1.9%	1.7%
Discontinued products					(0.4%)	(0.7%)	(0.3%)	(0.5%)
Internal sales growth					(0.9%)	2.9%	6.6%	2.4%
(a) Represents Sirona sales for the year ended December 31, 2015.
(b) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-U.S. GAAP combined business results comparable.

For Dental and Healthcare Consumables, for the three month period ended December 31, 2016, sales of the combined businesses were 3.4% on a constant currency basis. This includes a benefit of approximately 30 basis points from net acquisitions and was unfavorably impacted by discontinued products by approximately 40 basis points, which results in internal sales growth of 3.5%. Net sales, excluding precious metal content, were negatively impacted by approximately 80 basis points due to the strengthening of the U.S. dollar over the prior year period. Internal sales growth in this segment was led by Europe.

For Technologies, for the three month period ended December 31, 2016, sales of our combined businesses grew 5.2% on a constant currency basis. This includes a benefit of 5.2% from net acquisitions which results in no internal sales growth. Net sales, excluding precious metal content, were negatively impacted by approximately 50 basis points due to the strengthening of the U.S. dollar over the prior year period. Internal sales growth in this segment reflects decreased demand in the US region as a result of lower purchases by a dealer compared to the prior period offset by increased demand in the Rest of World region.

	Three Months Ended December 31, 2016			Q4 2016 Growth			Three Months Ended December 31, 2015
(in millions, except percentages)	Consumables	Technologies	Total	Consumables	Technologies	Total	Consumables	Technologies	Total

Net sales	$513.3	$483.2	$996.5	5.6%	160.9%	48.5%	$485.9	$185.2	$671.1
Less: precious metal content of sales	13.8	0.1	13.9				25.1	0.1	25.2
Net sales, excluding precious metal content	499.5	483.1	982.6	8.4%	161.0%	52.1%	460.8	185.1	645.9
Sirona net sales (a)	—	—	—				26.5	277.7	304.2
Merger related adjustments (b)	—	1.5	1.5				—	—	—
Elimination of intercompany net sales	—	—	—				(0.5)	—	(0.5)
Non-US GAAP combined business, net sales, excluding precious metal content	$499.5	$484.6	$984.1	2.6%	4.7%	3.6%	$486.8	$462.8	$949.6
Foreign exchange impact				(0.8%)	(0.5%)	(0.7%)
Constant currency growth				3.4%	5.2%	4.3%
Net acquisitions				0.3%	5.2%	2.7%
Discontinued products				(0.4%)	—%	(0.2%)
Internal sales growth				3.5%	—%	1.8%
(a) Represents Sirona sales for the quarter ended December 31, 2015.
(b) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-U.S. GAAP combined business results comparable.

For Dental and Healthcare Consumables, for the year ended December 31, 2016, sales of our combined businesses grew 2.7% on a constant currency basis. This includes a benefit of approximately 60 basis points from net acquisitions and was unfavorably impacted by discontinued products by approximately 80 basis points, which results in internal growth of 2.9%. Net sales, excluding precious metal content, were negatively impacted by approximately 1.1% due to the strengthening of the U.S. dollar over the prior year period. Sales growth was led by Europe and the Rest of World region.

For Technologies, for the year ended December 31, 2016, sales of our combined businesses grew 4.6% on a constant currency basis. This includes a benefit of 2.8% from net acquisitions which results in internal growth of 1.8%. Net sales, excluding precious metal content, were negatively impacted by approximately 60 basis points due to the strengthening of the U.S. dollar over the prior year period. Sales growth in this segment reflects increased demand in the Rest of World region offset by sales declines in the United State which reflects lower purchases by a dealer compared to the prior year period.

	Year Ended December 31, 2016			2016 Growth			Year Ended December 31, 2015
(in millions, except percentages)	Consumables	Technologies	Total	Consumables	Technologies	Total	Consumables	Technologies	Total

Net sales	$2,058.1	$1,687.2	$3,745.3	5.0%	136.5%	40.0%	$1,961.0	$713.3	$2,674.3
Less: precious metal content of sales	63.8	0.5	64.3				92.2	0.6	92.8
Net sales, excluding precious metal content	1,994.3	1,686.7	3,681.0	6.7%	136.7%	42.6%	1,868.8	712.7	2,581.5
Sirona net sales (a)	15.7	145.0	160.7				112.1	1,060.4	1,172.5
Merger related adjustments (b)	—	13.5	13.5				—	—	—
Elimination of intercompany net sales	(0.5)	—	(0.5)				(2.3)	—	(2.3)
Non-US GAAP combined business, net sales, excluding precious metal content	$2,009.5	$1,845.2	$3,854.7	1.6%	4.0%	2.7%	$1,978.6	$1,773.1	$3,751.7
Foreign exchange impact				(1.1%)	(0.6%)	(0.9%)
Constant currency growth				2.7%	4.6%	3.6%
Net acquisitions				0.6%	2.8%	1.7%
Discontinued products				(0.8%)	—%	(0.5%)
Internal sales growth				2.9%	1.8%	2.4%
(a) Represents Sirona sales for the year ended December 31, 2015.
(b) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2016 and 2015 non-U.S. GAAP combined business results comparable.